SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Community First, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY FIRST, INC.
501 South James M. Campbell Boulevard
Columbia, Tennessee 38401
March 31, 2006
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders of Community First, Inc. scheduled for April 18, 2006, at 4:00 p.m., in the operation center of Community First Bank & Trust located in Columbia, Tennessee at 501 South James M. Campbell Boulevard.
     Details regarding the business to be conducted are described in detail in the attached Notice of Shareholders Meeting and Proxy Statement.
     Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. We ask that you please sign, date and return the enclosed proxy card at your earliest convenience.
     I hope that you will be able to attend the Shareholders Meeting on April 18, 2006.

Sincerely,

/s/ Eslick E. Daniel, M.D. Chairman of the Board
Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
PROPOSAL 1: ELECTION OF DIRECTORS
SHAREHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT AND ADDITIONAL INFORMATION

COMMUNITY FIRST, INC.
501 South James M. Campbell Boulevard
Columbia, Tennessee 38401
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 18, 2006
     Notice is hereby given that the Annual Meeting of Shareholders (the “Shareholders Meeting”) of Community First, Inc., a Tennessee corporation and a bank holding company (the “Company”), will be held at the operation center of Community First Bank & Trust, the Company’s wholly-owned subsidiary, located at 501 South James M. Campbell Boulevard, on April 18, 2006, beginning at 4:00 p.m. local time, for the following purposes:
1.	Elect Directors. To elect three (3) individuals to the Board of Directors as Class I directors, each to serve for a three (3) year term and until his successor is duly elected and qualified; and

2.	Other Business. To transact such other business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.
     Information regarding the matters to be acted upon at the Shareholders Meeting is contained in the Proxy Statement attached to this Notice.
     Only shareholders of record at the close of business on March 21, 2006 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.
     All shareholders, whether or not they expect to attend the Shareholders Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Shareholders Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Columbia, Tennessee	/s/ Marc R. Lively
March 31, 2006	President and Chief Executive Officer
YOU ARE ENCOURAGED TO ATTEND THE SHAREHOLDERS MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND THE SHAREHOLDERS MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF
COMMUNITY FIRST, INC.
TO BE HELD ON
APRIL 18, 2006
INTRODUCTION
Solicitation of Proxies
     This Proxy Statement is being furnished to the shareholders of Community First, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the outstanding shares of the common stock of the Company (“Common Stock”) for use at the Annual Meeting of Shareholders of the Company to be held at the operation center of Community First Bank & Trust (the “Bank”), 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, at 4:00 p.m. local time on Tuesday, April 18, 2006, and at any adjournment or postponement thereof (the “Shareholders Meeting”).
     The Shareholders Meeting is being held to (a) elect three (3) directors of the Company and (b) transact such other business as may properly come before the Shareholders Meeting and any adjournment or postponement thereof. The Board of Directors of the Company knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated March 31, 2006, and it and the accompanying notice and form of proxy are first being mailed to the shareholders of the Company on or about March 31, 2006. All costs incurred in connection with preparing, printing, assembling and mailing this Proxy Statement and any accompanying materials used in the solicitation of proxies will be paid by the Company.
Record Date and Revocability of Proxies
     The Company’s Board of Directors has fixed the close of business on March 21, 2006 as the record date for the determination of shareholders entitled to vote at the Shareholders Meeting. As of such date, the Company had 5,000,000 shares of Common Stock authorized, of which 2,875,860 shares were issued and outstanding. Accordingly, only holders of shares of Common Stock at the close of business on such date will be entitled to vote at the Shareholders Meeting. Holders of the Common Stock are entitled to one vote on each matter considered and voted upon at the Shareholders Meeting for each share of Common Stock held of record at the close of business on March 21, 2006.
     Any Shareholder who has given a proxy may revoke it at any time prior to its exercise at the Shareholders Meeting by (a) giving written notice to the Secretary of the Company, (b) properly submitting to the Secretary of the Company a duly executed proxy bearing a later date, or (c) appearing in person at the Shareholders Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401 Attention: Marc R. Lively, President and Chief Executive Officer.
Quorum and Shareholder Vote Required
     A quorum will be present at the meeting if at least 1,437,931 shares of Common Stock are represented in person or by valid proxy at the Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Charter and Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote “for”, “against” or “abstain” from voting, and broker non-votes will be counted for purposes of determining whether a quorum is present.
     Vote Required for Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Shareholders Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.

     Vote Required for Other Matters. Any matter other than that enumerated above that properly comes before the Shareholders Meeting will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it, except where a different vote is required by express provision of law. A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining from voting on any other proposal that properly comes before the Shareholders Meeting will have no effect on whether the proposal is approved.
     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
Voting Securities and Principal Holders Thereof
     Set forth below is information, as of March 21, 2006, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the chief executive officer and the other executive officers identified in the Summary Compensation Table below and (d) all directors and executive officers of the Company as a group:

Name and Address of		Amount and Nature of		Percent of Outstanding
Beneficial Owner	Description	Beneficial Ownership(1)		Common Stock
Eslick E. Daniel, MD 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director, Chairman of the Board of Directors	209,294	(2)	7.26%

Marc R. Lively 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director, President and Chief Executive Officer of the Company and the Bank	130,116	(3)	4.42%

Vasant Gopal Hari 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director	5,000		*

Roger Witherow 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director	20,554	(4)	*

Fred C. White 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director	75,800		2.64%

Dinah C. Vire 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director	24,800	(5)	*

Bernard Childress 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director	10,800	(6)	*

Randy Maxwell 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director	18,200	(7)	*

H. Allen Pressnell, Jr. 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director	30,760	(8)	1.07%

Name and Address of		Amount and Nature of		Percent of Outstanding
Beneficial Owner	Description	Beneficial Ownership(1)		Common Stock
Stephen F. Walker 501 S. James M. Campbell Blvd. Columbia, TN 38401	Director	21,376	(9)	*

Carl B. Campbell 501 S. James M. Campbell Blvd. Columbia, TN 38401	Chief Credit Officer of the Bank	15,726	(10)	*

Michael J. Saporito 501 S. James M. Campbell Blvd. Columbia, TN 38401	Chief Operating Officer of the Bank	2,373	(11)	*

All executive officers and directors as a group (14 persons)		573,765		19.11%

*	Indicates less than 1%.

(1)	For the purpose of computing the amount of shares owned by each beneficial owner, shares subject to stock options presently exercisable or which will be exercisable within sixty (60) days of March 21, 2006 held by such beneficial owner are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2)	Includes 20,000 shares of Common Stock owned by Dr. Daniel’s wife, 92,000 shares held by the Daniel General Partnership, 40,000 shares held by various trusts in which the director serves as trustee, and options to purchase 6,800 shares of Common Stock.

(3)	Includes 4,400 shares of Common Stock owned jointly with Mr. Lively’s wife, 200 shares owned by Mr. Lively’s daughter and held by Mr. Lively’s wife as custodian, and options to purchase 70,344 shares of Common Stock.

(4)	Includes 7,560 shares of Common Stock held in an IRA owned by Mr. Witherow’s wife.

(5)	Includes options to purchase 6,800 shares of Common Stock.

(6)	Includes options to purchase 6,800 shares of Common Stock.

(7)	Includes 1,000 shares of Common Stock owned by Mr. Maxwell’s children and options to purchase 6,800 shares of Common Stock.

(8)	Includes 2,040 shares of Common Stock owned jointly with Mr. Pressnell’s wife, and options to purchase 6,800 shares of Common Stock.

(9)	Includes 4,576 shares of Common Stock which represents Mr. Walker’s share of Walker Family Partnership and options to purchase 6,800 shares of Common Stock.

(10)	Includes options to purchase 8,466 shares of Common Stock.

(11)	Includes options to purchase 1,333 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance
     Under federal securities laws, the Company’s directors, executive officers and greater-than-10% shareholders are required to file reports of initial ownership and reports of changes in amounts of Common Stock and other securities of the Company. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year other than the following: a late filing on Form 4 by Michael J. Saporito that was filed on 11/9/05 and included three late transactions dated 12/22/04, 10/6/05 and 11/3/05; a late filing on Form 5 by Carl B. Campbell that was filed on 2/9/06 and included one late transaction dated 10/6/05; a late filing on Form 5 by Dianne Scroggins that was filed on 2/9/06 and included five late transactions dated 4/1/02, 2/1/03, 4/27/04, 12/22/04 and 10/6/05; a late filing on Form 5 by Marc R. Lively that was filed on 2/9/06 and included 3 late transactions dated 5/17/99, 7/21/04 and 10/6/05; a late filing on Form 5 by Roger D. Stewart that was filed on 2/9/06 and included one late transaction dated 10/6/05: a late filing on Form 5 by Bernard Childress that was filed on 2/9/06 and included two late transactions dated 5/6/99 and 5/17/99;and a late filing on Form 5 by Vasant G. Hari that was filed on 2/9/06 and included one late transaction dated 5/6/99.
Action to be Taken Under the Proxy
     Proxies in the accompanying form that are properly executed and returned will be voted at the Shareholders Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) “FOR” the election of the three (3) persons specified as nominees for directors of the Company, each of whom will serve for a three year term as discussed below and until his successor is elected and qualified and (b) in the best judgment of the persons named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Shareholders Meeting or any adjournment(s) thereof.

PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTORS STANDING FOR ELECTION
     The Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The current Board of Directors is comprised of ten members. Three members will be elected at the annual meeting. The Board of Directors has nominated and recommends to the shareholders Randy Maxwell, H. Allen Pressnell, Jr. and Dinah C. Vire, each of whom is an incumbent Class I director, for election as Class I directors to serve until the annual meeting of shareholders in 2009 and until such time as their respective successors are duly elected and qualified.
     The Board expects each of the nominees to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.
     Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement. The Board of Directors recommends that shareholders vote FOR each of the three (3) director nominees set forth below.

Name	Age	Principal Occupation
Randy Maxwell	49	Mr. Maxwell is Assistant Vice President for Investments of Tennessee Farmers Mutual Insurance Company. He was first elected to the Board in 1999.

H. Allen Pressnell, Jr.	60	Mr. Pressnell is President and owner of Columbia Rock Products and the Chief Executive Officer and owner of Industrial Contractors Inc. He was first elected to the Board in 1999.

Dinah C. Vire	54	Ms. Vire manages a physician’s office. Ms. Vire was first elected to the Board in 1999.
DIRECTORS CONTINUING IN OFFICE

Name	Age	Principal Occupation
Class II — Directors Whose Terms of Office Will Expire in 2007:

Fred C. White	64	Mr. White is currently a local businessman. He was formerly the co-owner of Smelter Service Corporation. He was first elected to the Board in 2000.

Roger Witherow	57	Mr. Witherow is President of Roger Witherow & Associates, Inc., a firm specializing in executive and employee fringe benefits. Mr. Witherow is a registered representative and sells securities through Thoroughbred Financial Services LLC. He was first elected to the Board in 2000.

Name	Age	Principal Occupation
Bernard Childress	50	Mr. Childress is a former educator. He is currently the Assistant Executive Director of the Tennessee Secondary School Athletic Association and is active in community activities through Leadership Maury County, the YMCA, the Rotary Club and the Maury Regional Hospital Advisory Board. He was first elected to the Board in 1999.

Stephen Walker	36	Mr. Walker is the Commercial Property Manager for Walker Family Limited Partnership and is active in the Columbia Main Street Corporation. He was first elected to the Board in 1999.

Name	Age	Principal Occupation
Class III — Directors Whose Terms of Office Will Expire in 2008:

Marc R. Lively	42	Mr. Lively is the President and Chief Executive Officer of the Company and the Bank. Prior to joining the Bank in 1999, Mr. Lively managed the Tennessee Corporate Banking Group of TransFinancial Bank in Nashville, Tennessee. He was first elected to the Board in 1999.

Eslick E. Daniel, M.D.	64	Mr. Daniel is Chairman of the Board of Directors. He is an orthopedic surgeon and president and founder of Mid-Tennessee Bone and Joint Clinic, P.C. He was first elected to the Board in 1999.

Vasant Hari	57	Mr. Hari is an investor in the hospitality industry. Mr. Hari also serves as director of Community First Title, Inc. He was first elected to the Board in 2000.
     The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Community First, Inc. 501 South James M. Campbell Blvd., Columbia, Tennessee 38401. All such communications will be forwarded directly to such director.
     The Company’s Board of Directors has adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders each year. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is held immediately following the annual meeting of shareholders each year. All directors attended the 2005 Annual Meeting of Shareholders.

Executive Officers
     Information concerning the Company’s executive officers who are not also directors is set forth below.

Name	Age	Principal Occupation
Dianne Scroggins	46	Ms. Scroggins is Chief Financial Officer of Community First Inc. and Vice President and Chief Financial Officer of the Bank. Ms. Scroggins serves on the Asset Liability Committee and the Investment Committee. Ms. Scroggins joined the Bank in its organization phase in 1998. Prior to joining the Bank, Ms. Scroggins served as assistant cashier from 1994-1997 and Vice President in 1998 with the Middle Tennessee Bank. She served in many areas of Middle Tennessee Bank, including manager of the credit card department, investment accountant, assisted the Chief Financial Officer in the Finance Department and served on the Asset Liability Committee.

Michael J. Saporito	55	Mr. Saporito is Senior Vice President and Chief Operating Officer of the Bank and has held that position since September of 2004. Mr. Saporito has 35 years of banking experience with several community banks. Prior to joining the Bank , Mr. Saporito served as Senior Vice President and Chief Operation Officer of Ohio Legacy Bank in Wooster, Ohio from 2003 to 2004. He served as Senior Vice President, Chief Operation Officer and Chief Information Officer of Commercial and Savings Bank in Millersburg, Ohio from 2001 to 2003 and Senior Vice President and Senior Operation Officer of The Bank/First Citizens Bank in Cleveland, TN from 1996 to 2001.

Carl B. Campbell	57	Mr. Campbell is Senior Vice President and Chief Credit Officer of the Bank. Mr. Campbell serves on the Bank’s Loan Committee. Prior to joining the Bank in 2000, Mr. Campbell was an Executive Vice President with Mercantile Bank of Kentucky. Mr. Campbell has held various lending and credit management positions over the past 33 years.

Roger D. Stewart	42	Mr. Stewart is Senior Vice President and Senior Loan Officer of the Bank. Prior to joining the Bank in May of 2005, Mr. Stewart served as Vice president and Commercial Team Leader for the Tennessee Community Banking Group for U.S. Bank, N.A. since November of 2000. Mr. Stewart has held various commercial lending positions over the past 18 years.

Executive Compensation and Other Information
     The following table sets forth information for the past three fiscal years concerning compensation paid or accrued by the Company to or on behalf of the Company’s chief executive officer, chief credit officer and chief operating officer, the only executive officers of the Company whose total annual compensation in 2005 exceeded $100,000 (the “Named Executive Officers”):
Summary Compensation Table

		Annual		Long Term
		Compensation		Compensation
Name and Principal	Fiscal			Securities Underlying	All Other
Position	Year	Salary	Bonus	Options Awarded (#)	Compensation
Marc R. Lively	2005	$170,000	$45,900	300	$23,362	(1)
President and Chief	2004	155,000	12,600	38,580	20,256	(1)
	2003	125,000	16,900	0	15,753	(1)

Carl B. Campbell	2005	101,140	15,083	300	36,187	(2)
Chief Credit Officer	2004	88,725	8,450	4,000	3,844	(2)
	2003	84,500	9,500	1,800	2,532	(2)

Michael J. Saporito	2005	108,333	0	300	4,074	(3)
Chief Operating Officer	2004	27,859	0	10,000	482	(3)
	2003	0	0	0	0

(1)	For the fiscal year ended December 31, 2005, this represents $4,246 for the payment of monthly country club fees, a reportable economic value of $7 for the Death Benefit provided by the Bank Owned Life Insurance Policy (BOLI), a 401(k) contribution in the amount of $7,067, a car allowance of $4,642, and $7,400 in directors’ compensation fees. For the fiscal year ended December 31, 2004, this represents $4,052 for the payment of monthly country club fees, a 401(k) contribution in the amount of $5,669, a car allowance of $1,786, and $8,750 in directors’ compensation fees. For the fiscal year ended December 31, 2003, this represents $3,661 for the payment of monthly country club fees, a 401(k) contribution in the amount of $5,047, a car allowance of $1,645, and $5,400 in directors’ compensation fees.

(2)	For the fiscal year ended December 31, 2005, this represents $2,014 for the payment of monthly country club fees, a reportable economic value of $35 for the Death Benefit provided by the Bank Owned Life Insurance Policy (BOLI), the present value of the increase in the Vested Accrued Benefits over the prior year of $30,612 provided by the Supplemental Executive Retirement Plan (SERP), and a 401(k) contribution in the amount of $3,526. For the fiscal year ended December 31, 2004, this represents $631 for the payment of monthly country club fees and a 401(k) contribution in the amount of $3,213. For the fiscal year ended December 31, 2003, this represents a 401(k) contribution in the amount of $2,532.

(3)	For the fiscal year ended December 31, 2005, this represents $3,185 for the payment of monthly country club fees, a reportable economic value of $26 for the Death Benefit provided by the Bank Owned Life Insurance Policy (BOLI), and a 401(k) contribution in the amount of $863. For the fiscal year ended December 31, 2004, this represents $482 for the payment of monthly country club fees.

Options Grants in 2005
     The following table sets forth the options to purchase shares of Common Stock granted to the Named Executive Officers with respect to the fiscal year ended December 31, 2005.

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees in	Exercise Price
Name	Granted (1)	Fiscal Year	(2)	Expiration Date
Marc R. Lively	300	0.62%	$25	10/6/2015

Carl B. Campbell	300	0.62%	$25	10/6/2015

Michael J. Saporito	300	0.62%	$25	10/6/2015

(1)	Options vest annually in two equal parts beginning on 10/16/2006 and become fully vested on 10/16/2007.

(2)	Each of the options has an exercise price equal to the fair market value of our common stock at the time of the grant.
Aggregated Option Exercises in Last Fiscal Year
And Option Values at December 31, 2005

			Number of	Value of
			Unexercised	Unexercised
	Number of		Options at	In-the-Money
	Shares		December 31, 2005	December 31, 2005
	Acquired	Value	Exercisable/	Options at
Name	on Exercise	Realized	Unexercisable	Exercisable/Unexercisable (1)
Marc R. Lively	0	$0	70,344 / 300	$1,187,874 / $300

Carl B. Campbell	0	$0	7,533 / 3,567	$130,529 / $40,571

Michael J. Saporito	0	$0	3,333 / 6,967	$36,663 / $73,637

(3)	At December 31, 2005, the closing price for Common Stock was $26.00. Value is calculated on the basis of the difference between the option exercise price and $26.00 multiplied by the number of shares of Common Stock underlying the option.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements
     The Company entered into an employment agreement with Mr. Lively on September 20, 2004. The employment agreement will expire on September 20, 2006 but will automatically renew for additional twenty-four month terms unless notice of renewal is delivered at least 180 days prior to a renewal date. Pursuant to the terms of the employment agreement, Mr. Lively is paid a minimum annual salary of $170,000 and is entitled to receive benefits under the Company’s employee benefit plans and stock option plans. In addition, if the Company issues Common Stock in a public or private offering during the term of the agreement, other than pursuant to an employee benefit plan or stock option plan or pursuant to a merger or acquisition, the Company must grant to Mr. Lively additional options equal to 3% of the number of shares issued in the offering. Such options will have an exercise price as determined by the Board of Directors at the time of their issue, but in no event shall be less than the fair market value of the Common Stock.
     This employment agreement also includes change in control provisions. The change in control terms are intended to encourage Mr. Lively to remain in the Company’s employ by providing him with greater security and imposing various restrictions on competitive employment should he leave the Company’s employment. If the change in control provisions becomes operative, and if the employment with the Company of Mr. Lively is terminated, he will be entitled to receive a severance payment or liquidated damages, or both, equal to an amount that is 2.5 times the executive’s base amount then currently in effect. He will also be entitled to receive continued benefits, retirement contributions that would have been made under the remaining term of the agreement and benefits due under or contributed to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Company on his behalf.
     A change in control of the Company will be deemed to occur if (a) there occurs an acquisition in one or more transactions of at least 15% but less than 25% of Common Stock by any person, or by two or more persons acting as a group (excluding officers and directors of the Company), and the adoption by the Board of Directors of a resolution declaring that a change in control of the Company has occurred; (b) there occurs a merger, consolidation, reorganization, re-capitalization or similar transaction involving the securities of the Company upon the consummation of which more than 50% in voting power of the voting securities of the surviving corporation(s) is held by persons other than former shareholders of the Company; or (c) 25% or more of the directors elected by shareholders of the Company to the Board of Directors are persons who were not listed as nominees in the Company’s then most recent proxy statement.
     The employment agreement also entitles Mr. Lively to benefits if he is terminated as a result of a disability, retirement or death. Upon Mr. Lively’s termination for disability, the Company will pay him as disability pay a bi-weekly payment equal to two-thirds (2/3) of his bi-weekly rate of base salary on the effective date of such termination. The Company will also continue to provide life, medical, dental and disability coverage to Mr. Lively. These payments shall commence on the effective date of his termination and will end on the earlier of (a) the date he returns to the full-time employment of the Company in the same capacity as he was employed prior to his termination or disability and pursuant to an employment agreement between him and the Company; (b) his full-time employment by another employer; (c) his attaining the normal expected retirement age or age 65 if he so elects; or (d) his death. Upon termination of Mr. Lively at retirement, which is at age 65 or in accordance with any retirement management established with his consent, he will be entitled to all benefits under any retirement plan of the Company. Upon termination at death, his beneficiaries will be entitled to the executive’s benefits.
     An amendment to the employment agreement was entered into as of August 16, 2005, which provides that in the event it shall be determined that any payment or distribution by the Bank to or for the benefit of Mr. Lively would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any interest or penalties are incurred by Mr. Lively with respect to such excise tax, Mr. Lively shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Mr. Lively of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, and taking account of any withholding obligation on part of the bank, Mr. Lively will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.
     Mr. Lively is not entitled to any benefits if he is terminated for cause.

Bank Owned Life Insurance (BOLI)
     The Bank has purchased Bank Owned Life Insurance (BOLI) on the lives of certain employees, including Marc Lively, Carl Campbell and Michael Saporito. The purpose of the BOLI plan is to provide the funds necessary to replace the employee(s) due to an unanticipated death. These funds are to aid in locating succession management. As an inducement to retain these individuals until normal retirement, the plan provides for the sharing of the death benefit with their designated beneficiaries from the BOLI plan. The policies provide each participant a death benefit of $25,000 that is assigned to their designated beneficiary. The Bank is the owner of the policies and retains a 100% interest in the cash surrender value of the policies. There are no other benefits to the insured or their beneficiaries under the BOLI plan.
Supplemental Executive Retirement Plan (SERP)
     On August 16, 2005, the Bank approved a Supplemental Executive Retirement Plan (the “SERP”). The SERP will provide certain of the Company’s officers with benefits upon retirement, death or disability in certain prescribed circumstances. The specifics of the benefits provided were set forth in a Participation Agreement with each officer.
     Pursuant to the Participation Agreement with Marc Lively, Mr. Lively will be entitled in certain circumstances to receive an annual benefit of 40% of his average final base salary over the immediately preceding full 24 months prior to termination of employment. Such amount will be payable upon Mr. Lively’s retirement, death, disability and in connection with a change of control pursuant to the provisions of the SERP and Mr. Lively’s Participation Agreement. This benefit becomes 100% vested after 10 years of service.
     Pursuant to the Participation Agreement with Carl Campbell, Mr. Campbell will be entitled in certain circumstances to receive an annual benefit of 25% of his average final base salary over the immediately preceding full 24 months prior to termination of employment. Such amount will be payable upon Mr. Campbell’s retirement, death, disability and in connection with a change of control pursuant to the provisions of the SERP and Mr. Campbell’s Participation Agreement. This benefit vests 0% for years 1-3 of service and 20% per year for years 4-8, becoming 100% vested after 8 years of service.
     Pursuant to the Participation Agreement with Michael Saporito, Mr. Saporito will be entitled in certain circumstances to receive an annual benefit of 25% of his average final base salary over the immediately preceding full 24 months prior to termination of employment. Such amount will be payable upon Mr. Saporito’s retirement, death, disability and in connection with a change of control pursuant to the provisions of the SERP and Mr. Saporito’s Participation Agreement. This benefit vests 0% for years 1-3 of service and 20% per year for years 4-8, becoming 100% vested after 8 years of service.
Director Nomination Procedure
     The Company seeks to attract and retain highly qualified directors who are willing to commit the time and effort necessary to fulfill their duties and responsibilities as a director of the Company. The Board of Directors desires to maintain flexibility in choosing appropriate board candidates, and therefore has not adopted specific, minimum qualifications that must be met by a recommended nominee for a position on the Company’s Board of Directors. Board candidates are generally considered based on various criteria, including their business and professional skills and experiences, business and social perspective, personal integrity and judgment and other factors the Board of Directors may deem relevant under the circumstances.
     Once the Board of Directors makes the preliminary determination that there is a need for additional Board members to fill vacancies or expand the size of the Board, the independent directors will begin searching for a prospective nominee. After a prospective nominee is identified, the independent directors as a whole make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the independent directors with the recommendation of the prospective candidate, as well as each director’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the independent directors determine, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the independent directors.

     Director nominees are selected by a majority vote of the independent directors, which includes all of the directors except Mr. Lively, all of whom participate in the consideration of director nominees and each of whom is independent under the listing standards of the National Association of Securities Dealers, Inc. (“NASD”). Given the size and composition of the Company’s Board of Directors, the Company does not have a separate nominating committee or a nominating committee charter.
     The Board of Directors does not have a specific policy with regard to the consideration of director nominees submitted by a shareholder. The Board of Directors will evaluate nominees for directors submitted by a shareholder on the same basis as other nominees and do not believe a specific policy is appropriate or necessary given the size and composition of the Company’s Board and the infrequency with which director nominees have been submitted in the past. Nominations to the Board may be submitted by shareholders of the Company for consideration by the Board of Directors by sending such nomination to: Marc R. Lively, Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.
Director Compensation
     All directors, including directors who are employees of the Company, receive $550 as compensation for each board meeting attended. The members of the Executive Committee receive an annual retainer of $2,000. In addition, each outside director receives $300 per committee meeting attended.
Certain Relationships and Related Transactions
     Except as set forth below, there were no related party transactions during 2005, and there are no existing or proposed direct or indirect material transactions between the Company and any of their officers, directors, or any affiliate of the foregoing, except in the ordinary course of the Company’s business.
     The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers of directors have a controlling interest, on substantially the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such banking transactions have not involved more than the normal risk of collection or present other unfavorable features. As of December 31, 2005, the aggregate amount of loans outstanding to directors, executive officers and related parties was approximately $4,007,000.
     In addition, two entities affiliated with Roger Witherow provide services to the Company in various capacities such as insurance broker and benefits advisor. In these capacities, these entities received combined commission payments in an aggregate amount less than $20,000 during fiscal year 2005 from various third parties related to the Company’s insurance policies and benefit plans. The Company’s Board of Directors believes that the insurance policies obtained and the commissions paid to these entities are market competitive.
Meetings and Committees of the Board of Directors
     The Board of Directors of the Company held twelve (12) regular meetings during 2005. No director of the Company attended fewer than 75% of the aggregate of (a) the total number of board meetings held during 2005 and (b) the total number of committee meetings of the Board of Directors on which he or she served during 2005.
     The Board of Directors of the Company has standing Personnel, Compensation and Audit Committees.
     Personnel Committee. The Board of Directors has a standing Personnel Committee comprised of Bernard Childress, Marc R. Lively, Roger Witherow, H. Allen Pressnell, Jr. and Dinah C. Vire. Mr. Pressnell acts as the Chairman of the Personnel Committee. With the exception of Mr. Lively, all of the members of the Personnel Committee are independent directors as defined by the NASD’s listing standards. The Personnel Committee sets policies and oversees employee matters relating to the Company except for the executive compensation of Marc R. Lively. The committee held one meeting in 2005.

     Compensation Committee. The Board of Directors has a standing Compensation Committee currently composed of Roger Witherow, Bernard Childress, Eslick Daniel, M.D., Fred C. White, H. Allen Pressnell, Jr. and Dinah C. Vire. Dr. Daniel acts as the Chairman of the Compensation Committee. This Committee oversees matters relating to the compensation of Marc Lively. None of the members of the Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries. All members of the Compensation Committee are independent directors as defined by the NASD’s listing standards. The committee held one meeting in 2005.
     Audit Committee. The Audit Committee of the Company’s Board of Directors is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is currently composed of Fred C. White, Randy Maxwell and Dinah C. Vire, each of whom is independent under the NASD’s listing standards and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Mr. White serves as the Chairman for the Audit Committee. The Board of Directors has determined that Mr. White is an “audit committee financial expert” as defined in applicable SEC rules. The committee held five meetings in 2005.
     The Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The Audit Committee has adopted a written charter. Prior to the release of quarterly reports in fiscal year 2005, the Audit Committee or a member of the Audit Committee also reviewed and discussed the interim financial information contained therein with Crowe Chizek and Company, the Company’s independent auditors (“Crowe Chizek”).
Audit Committee Report
     The following is the Report of the Audit Committee regarding the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-KSB:
Auditor Independence
     The Audit Committee received from Crowe Chizek written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors’ independence, and discussed this information with Crowe Chizek. The Audit Committee specifically considered the provision of information technology services or other non-audit services by Crowe Chizek and concluded that the nature and scope of such services provided to the Company did not compromise Crowe Chizek’s independence. The Audit Committee also reviewed and discussed with management and with Crowe Chizek the quality and adequacy of the Company’s internal controls. The Audit Committee also reviewed with Crowe Chizek and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with Crowe Chizek also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended.
Review of Audited Financial Statements
     The Audit Committee has reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005 and has discussed the audited financial statements with management and with Crowe Chizek. Based on all of the foregoing reviews and discussions with management and Crowe Chizek, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 to be filed with the SEC.
Randy Maxwell
Dinah C. Vire
Fred C. White
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Relationship with Independent Auditors
     The Audit Committee has selected Crowe Chizek as the Company’s independent, outside auditing firm for 2006. Crowe Chizek is a full-service firm of certified public accountants with expertise in bank holding company auditing. The firm is located in Brentwood, Tennessee.
     The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent accountant to the Company. The policy requires that all services Crowe Chizek may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Crowe Chizek during fiscal 2005 prior to Crowe Chizek performing such services.
     It is anticipated that a representative of Crowe Chizek will be present at the Shareholders Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Shareholders Meeting if the representative desires.
Audit and Non-Audit Fees
     During the years ended December 31, 2005 and December 31, 2004, the Company was billed the aggregate fees set forth below by Crowe Chizek:

	2005	2004
Audit Fees (1)	$56,246	$65,318
Audit-Related Fees (2)	2,500	16,278
Tax Fees (3)	19,065	19,520
All Other Fees (4)	105,235	19,971

Total Fees	$183,046	$121,087

1.	Audit Fees include fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-KSB and quarterly reports on Form 10-QSB.

2.	Audit-Related Fees include fees related to an audit conducted by the FHLB and fees related to the registration statements of the Company filed with the SEC.

3.	Tax Fees include fees related to tax return preparations and other tax related assistance, planning and advice.

4.	All other fees include fees for REIT formation, loan review and other accounting assistance.

SHAREHOLDER PROPOSALS
     A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company’s annual meeting of shareholders in 2007 and received at the Company’s executive offices no later than December 2, 2006 will be included in the Company’s proxy statement and form of proxy relating to such annual meeting.
     In addition, the Company’s Bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company no later than December 2, 2006 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 2, 2006, proxies solicited by the Board of Directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.
OTHER MATTERS
     Management of the Company does not know of any matters to be brought before the Shareholders Meeting other than those described in this Proxy Statement. If any other matters properly come before the Shareholders Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of the Board of Directors.
ANNUAL REPORT AND ADDITIONAL INFORMATION
     The Company’s 2005 Annual Report to Shareholders, including the Company’s audited balance sheet for the years ended December 31, 2005 and December 31, 2004 and the Company’s audited financial statements for the years ended December 31, 2005 and December 31, 2004, are being furnished to the shareholders with this proxy statement. You may request the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 as filed with the SEC, with exhibits, by submitting such request to the Company in writing at Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attn: Dianne Scroggins or calling (931) 380-2265 Attn: Dianne Scroggins.

PROXY CARD
REVOCABLE PROXY
COMMUNITY FIRST, INC.
PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 18, 2006.
     The undersigned, having received the Notice of Shareholders Meeting and the Proxy Statement dated March 31, 2006, appoints MARC R. LIVELY and DIANNE SCROGGINS and each of them proxies with full power of substitution and revocation, to represent the undersigned and to vote all shares of Common Stock of Community First, Inc. (the “Company”) which the undersigned is entitled to vote at the Shareholders Meeting to be held on Tuesday, April 18, 2006, beginning at 4:00 p.m. local time, at the operation center, 501 S. James M. Campbell Boulevard, Columbia, Tennessee 38401, and any adjournment(s) thereof, as specified in this Proxy:
1.	Election of Directors
FOR ALL OF THE NOMINEES

WITHHOLD AUTHORITY FOR ALL OF THE NOMINEES
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, STRIKE A LINE THROUGH HIS OR HER NAME IN THE LIST BELOW:
Class I Directors
Randy Maxwell
H. Allen Pressnell, Jr.
Dinah C. Vire
2.	In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting.

     The Board of Directors recommends affirmative votes for Item 1 and IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.
     The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.
     THE BOARD OF DIRECTORS RECOMMENDS THAT ANY SHAREHOLDER DESIRING TO REVOKE HIS OR HER PROXY AND VOTE IN PERSON AT THE SHAREHOLDERS MEETING ARRIVE AT THE MEETING LOCATION BY 3:00 P.M. LOCAL TIME TO FACILITATE CONFIRMATION OF NUMBER OF SHARES ELIGIBLE TO VOTE.

DATED:	, 2006

Signature

Signature if held jointly

Please print or type your name
PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.

☐	Please mark here if you plan to attend the Shareholders Meeting.

Please return your signed Proxy to:

Community First, Inc.
501 South James M. Campbell Boulevard
Columbia, Tennessee 38401
Attn: Dianne Scroggins